UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2008

Gulf Onshore, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
01-28911	91-1869677
(Commission File Number)	(IRS Employer Identification Number)

4310 Wiley Post Rd., Ste. 201, Addison, Texas 75001

Address of principal executive offices)

972-672-5411
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of Material Definitive Agreement.

Termination of Roboco Agreement

The Company determined that it would not close its agreement with Roboco Energy, Inc. for the acquisition of oil and gas leasehold interests in Anderson Co., Texas.  Review of the underlying leases revealed that the primary period for certain of the desirable properties was insufficient to permit the Company to complete drilling activities.  In addition, current market conditions and the Company’s finances make further expansion and drilling activities questionable.

Item 2.01  Completion of Acquisition or Disposition of Assets.

Disposition of Subsidiary and Assets

On October 22, 2008, the Company and South Beach Live, Inc. entered into an Accord and Satisfaction as to Gulf Onshore, Inc.  Under the terms of the Agreement, South Beach released the Company from any further obligation under the parties’ $250,000 Promissory Note in exchange for an assignment of the Company’s interest in a (currently) non-producing oil well, the Putnam M, located in Throckmorton Co., Texas, and a surrender of any claim to shares of Curado Energy Resources, Inc., the Company’s wholly-owned subsidiary, currently held by South Beach under a Security Agreement.  The Company is advised that South Beach has exercised its rights to these shares and requested re-registration thereof.

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

October 31, 2008	Gulf Onshore, Inc.

/s/ Jeffrey Joyce
Jeffrey Joyce, President